UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 19, 2007
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

6 Christopher Columbus Avenue Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)
(203) 798-3600
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     The disclosure set forth in Item 4.02 is incorporated by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     During a meeting of the Audit Committee (the “Committee”) of the Board of Directors of Biodel Inc. (the “Company”) held on September 19, 2007, the Committee and the Company’s management concluded that the Company’s unaudited interim financial statements as of June 30, 2007 and for the three- and nine-month periods then ended, as contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 1, 2007 (the “June 2007 10-Q”), should no longer be relied upon as a result of an error in the Company’s accounting for stock options that the Company granted pursuant to its 2005 Non-Employee Directors’ Stock Option Plan (the “Plan”) upon the effectiveness of the registration statement related to the Company’s initial public offering.
     On May 10, 2007, under the Plan, the Company granted options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $15.00 per share (which was the price per share to the public in the Company’s initial public offering). Pursuant to the Plan, all of the options were fully vested on the date of grant. Accordingly, the Company should have recorded non-cash share-based compensation expense of $1,698,000 relating to these options. The Company recorded non-cash share-based compensation expense related to these options as if the options were to vest over a two-year period, as had been the case with earlier option grants to the Company’s non-employee directors. Accordingly, in the third quarter of 2007, the Company recorded only $70,750 of share-based compensation expense related to these options and the Company would have recorded the remaining $1,627,250 of previously disclosed unamortized expense ratably over such two-year period.
     As a result, the Company is restating the previously filed unaudited financial statements contained in the June 2007 10-Q. Specifically, the Company will record additional non-cash share-based compensation expense of $1,627,250 for the three- and nine-month periods ended June 30, 2007. The effects of this restatement on the Company’s balance sheet as of June 30, 2007 and statements of operations for the three- and nine-month periods then ended are summarized below:

	Previously
	Reported	As Restated
	(in thousands, except per share data)
Three months ended June 30, 2007

Statement of Operations:
General and administrative expense	$1,649	$3,276
Net loss applicable to common stockholders	(3,688)	(5,295)
Net loss per share	(0.21)	(0.30)

Nine months ended June 30, 2007

Statement of Operations:
General and administrative expense	$4,475	$6,102
Net loss applicable to common stockholders	(17,005)	(18,632)
Net loss per share	(1.31)	(1.43)

June 30, 2007

Balance Sheet:
Additional paid-in capital	$114,584	$116,211
Deficit accumulated during development stage	(29,833)	(31,460)
     The restated financial statements will be included in an amended June 2007 10-Q, which the Company expects to file promptly following the filing of this Current Report on Form 8-K.
     The Company’s management and the Committee have discussed this matter with BDO Seidman, LLP, the Company’s independent registered public accounting firm.
     On September 19, 2007, the Company issued a press release concerning this matter, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
          99.1 Press Release dated September 19, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.
Date: September 19, 2007	By:	/s/ F. Scott Reding
F. Scott Reding
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 19, 2007